Exhibit 10.2

GUARANTY, PLEDGE AND SECURITY AGREEMENT

This GUARANTY, PLEDGE AND SECURITY AGREEMENT (this “Guaranty”) is made as of the 12th day of July, 2011, by COMSTOCK HOMEBUILDING COMPANIES, INC (“Comstock”) and COMSTOCK EMERALD FARM, L.C. (together, “Guarantors”), both having an address of 11465 Sunset Hills Road, 4th Floor, Reston, VA 20190, to and for the benefit of BCL ECLIPSE, LLC (“Lender”). As set forth in the joinder attached to this Guaranty, COMSTOCK PENDERBROOK, L.C. also shall execute this Guaranty as a joinder party to this Guaranty.

Recitals:

A. Comstock Potomac Yard, L.C., a Virginia limited liability company (“Borrower”), is justly indebted unto Lender to secure repayment of a Deed of Trust Note of even date herewith made by Borrower payable to the order of Lender in the principal amount of Thirteen Million Seven Hundred Eighty-Nine Thousand One Hundred Sixty Dollars ($13,789,160) (as amended, modified, supplemented, renewed or replaced from time to time, the “Note” and the loan evidenced by the Note, the “Loan”). The Note is issued pursuant to the terms of a Loan Agreement dated of even date herewith made by and between Borrower and Lender (as amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) and is to be secured by a Deed of Trust, Security Agreement and Fixture Filing, of even date herewith from Borrower to Vincent A. Tramonte, II, as trustee, for the benefit of Lender (as amended, modified, supplemented or replaced from time to time, the “Deed of Trust”), encumbering the real property located in Arlington County, Virginia more particularly described in the Deed of Trust (the “Property”), and other documents evidencing or securing the Loan, all of even date herewith (the Note, Loan Agreement, Deed of Trust and such other documents are, collectively, the “Loan Documents”).

B. Comstock owns (i) 100% of the membership interests of Borrower and (ii) 100% of the membership interests in the other Guarantor.

C. Lender is unwilling to make the Loan unless (i) Guarantors jointly and severally guarantee the payment of principal and interest and any other amounts due under the Loan Documents, (ii) Comstock pledges its equity interest in Borrower, and (iii) each Guarantor grants Lender a security interest in all of its unencumbered assets, all as additional security for the Loan.

D. Guarantors desire to execute and deliver this Guaranty to Lender in order to induce Lender to make the Loan.

E. Guarantors will be benefited by Lender’s disbursement of the proceeds of the Loan to Borrower.

Agreement:

Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

Section 1. Guaranty.

1.1 Guaranty. Guarantors, jointly and severally, unconditionally and absolutely, guarantee the full and timely payment of all amounts due under the terms of the Note and the other Loan Documents on the terms set forth herein. This Guaranty shall constitute a continuing guaranty covering the payment of all principal and interest and any late charges and other sums now due or hereafter incurred under the Note and the other Loan Documents, and shall be binding upon Guarantors, and their respective successors and assigns until the full amount due under the Note and the other Loan Documents is paid, all subject to the terms set forth herein.

1.2 Subordination of Debt to Guarantors. Each Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to such Guarantor, or any party constituting Guarantor, to the indebtedness of Borrower to Lender, and agrees with Lender that no Guarantor nor any party constituting any Guarantor shall (i) demand or accept any payment from Borrower at any time that there exists a default beyond applicable grace and cure periods, if any, under any of the Loan Documents; (ii) claim any offset or other reduction of such Guarantor’s obligations hereunder because of any such indebtedness; (iii) except for sale of Units that are properly released in accordance with the terms and conditions of the Loan Documents, take any action to obtain any of the security described in and encumbered by the Loan Documents; or (iv) have any right of subrogation whatsoever with respect to the Note or other Loan Documents or to any monies due and unpaid thereon or any collateral securing the same, unless and until Lender shall have received payment in full of all sums at any time secured by the Deed of Trust securing the Note and the other Loan Documents.

1.3 Consents. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from such Guarantor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any other person on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or any other Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or any other Loan Documents to any persons now or hereafter liable thereunder or hereunder; release any Guarantor or endorser of the Note; or take or fail to take any action of any type whatsoever with respect to Borrower, the Loan or the collateral encumbered by the Loan Documents. No such action which Lender shall take or fail to take in connection with the Note or other Loan Documents shall release Guarantors’ obligations hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of or substitutions for the Note or other Loan Documents and any changes in the business of Borrower.

1.4 Waivers. To the maximum extent permitted by applicable law, each Guarantor hereby waives and agrees not to assert or take advantage of: (a) any defense that may arise by reason of the incapacity, lack of authority, death, bankruptcy, insolvency or disability of the maker of the Note or any other person obligated under the Loan Documents, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the maker of the Note or any other person obligated under the Loan Documents; (b) any defense based upon an election of remedies by Lender which destroys or otherwise impairs any subrogation rights of any Guarantor or the right of any Guarantor to proceed against the maker of the Note for reimbursement; (c) any defense based upon the failure of Borrower or any other person or entity obligated under the Loan Documents to take any action or refrain from action; (d) any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know; (e) acceptance or notice of acceptance of this Guaranty; (f) notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed; (g) protest and notice of dishonor or of default to any Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed; (h) the invalidity or unenforceability of the Note or any other Loan Documents; (i) any defense (other than payment) that Guarantor may or might have relating to its undertakings, liabilities and obligations hereunder; or (j) any defense which may arise under the Equal Credit Opportunity Act, 11 U.S.C. §1691, et seq. To the maximum extent permitted by law, all laws exempting real or personal property from execution are hereby waived, and no benefit of exemption will be claimed under or by virtue of any exemption law in force or which hereafter may be passed. Without in any way limiting the foregoing, to the maximum extent permitted by applicable law, each Guarantor hereby waives any defense based upon any act or omission of Lender (except acts and omissions in bad faith, gross negligence or willful misconduct) which may be deemed to change the scope of Guarantors’ risk.

1.5 No Conflict. The execution, delivery, observance and performance of this Guaranty by Guarantors does not and will not conflict with or result in a breach of the terms or provisions of any existing rule, regulation or order of any court or governmental body or of any indenture, agreement or instrument to which any Guarantor is a party, or by which it is bound, or to which it is subject, or constitute a default thereunder.

1.6 Right of Setoff. This Guaranty is delivered in addition to all liens upon, and rights of setoff against the money, securities or other property of any Guarantor now or hereinafter in the possession of Lender, for safekeeping or otherwise, and every such lien or right of setoff may be exercised without demand upon or notice to any Guarantor; no lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

1.7 Nature of Guaranty. This is a guaranty of payment and performance, not merely of collection. The liability of Guarantors under this Guaranty shall be joint and several and direct and immediate and not conditional or contingent upon the pursuit of any remedies against the maker of the Note or any other person, or against securities or liens available to Lender, its successors, endorsees or assigns. Each Guarantor waives any right to require that an action be brought against the maker of the Note or any other person or to require that resort be had to any security or to any credit on the books of Lender in favor of the maker of the Note or any other person prior to payment in full of the sums due pursuant to the Note and other Loan Documents.

Section 2. Pledge; Grant of Security Interest.

2.1 Pledge and Grant. Except as limited by Section 2.2 hereof, each Guarantor hereby pledges and grants to Lender, as collateral security for the prompt and complete payment and performance when due of all of Guarantors’ obligations under this Guaranty (the “Obligations”), a first-priority security interest in all of such Guarantor’s right, title, and interest in and to the following (the “Collateral”), whether now owned or hereafter acquired (capitalized terms used but not defined in this Section 2.1 shall have the meaning assigned to them in the Uniform Commercial Code as in effect in the State of Delaware (the “UCC”)):

(a) all Accounts;

(b) all Equipment (including motor vehicles used primarily for commercial purposes), Goods, Inventory and Fixtures;

(c) all Documents, Instruments and Chattel Paper;

(d) all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(e) all membership, partnership or other equity interests of any entity other than a corporation, whether certificated or uncertificated (collectively, “Pledged Interests”), together with all rights, privileges, authority and powers of Guarantor relating to such interests or under any organizational document of each issuer of such interests, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of Guarantor in the entries on the books of any financial intermediary pertaining to such interests;

(f) all issued and outstanding shares of capital stock of any corporation, whether certificated or uncertificated (collectively, the “Pledged Shares” and, together with the Pledged Interests, the “Securities Collateral”), together with all rights, privileges, authority and powers of Guarantor relating to such shares or under any organizational document of each issuer of such shares, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of Guarantor in the entries on the books of any financial intermediary pertaining to such shares;

(g) all Investment Property;

(h) all General Intangibles;

(i) all Deposit Accounts;

(j) all Supporting Obligations;

(k) all books and records pertaining to the Collateral;

(l) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Guarantor from time to time with respect to any of the foregoing.

2.2 Permitted Lien Subordination and Encumbered Collateral. Notwithstanding the foregoing, Lender acknowledges that it will have a second-priority security interest in all of Guarantors’ right, title, and interest to any assets listed in Section 2.1 (i) in which Guarantors’ existing lenders, as set forth on Schedule 4.14(a) of the Loan Agreement, have a first-priority security interest as of the date of this Agreement, except to the extent a security interest is prohibited by the existing lenders’ loan documents and in such case, Lender shall not have a security interest in any assets subject to such prohibition, including but not limited to the Securities Collateral, or (ii) in which Guarantors’ future commercial lenders require a first-priority security interest in connection with first mortgage financing for newly acquired assets; provided that no such lender shall have a first-priority security interest in any of the Securities Collateral unless Guarantor causes distributions or dividends with respect to such Securities Collateral to be deposited in a deposit account in which Lender has a security interest pursuant to Section

2.1(i) except to the extent a security interest is prohibited by the lenders’ loan documents and in such case, Lender shall not have a security interest in any assets subject to such prohibition, including but not limited to the Securities Collateral, and (iii) which are set forth on Exhibit A.

2.3 Perfection.

(a) At any time and from time to time, upon the written request of Lender, and at the sole and reasonable expense of such Guarantor, each Guarantor shall promptly and duly give, execute, and deliver such further instruments and documents, and take such further actions, as Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating, or preserving the full benefits of this Agreement and the rights and powers granted under this Agreement.

(b) Each Guarantor hereby authorizes Lender to file a UCC-1 Financing Statement with respect to the Collateral to perfect Lender’s security interest in the Collateral (the “Financing Statement”).

(c) Lender’s sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to use reasonable care. Each Guarantor hereby agrees that Lender shall be deemed to have used reasonable care with respect to Collateral in its possession if it deals with such Collateral in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Guarantor or otherwise.

(d) Upon satisfaction in full of the Obligations, Lender shall either file, or authorize the Guarantors to file, a UCC termination statement or similar document and shall return to Guarantors all membership certificates (if any) and other certificates or instruments evidencing any Collateral in the possession of Lender.

Section 3. Representations, Warranties, and Covenants.

Except as limited by Section 2.2, each Guarantor represents, warrants, and covenants that:

3.1 Title. Except for the security interest granted to Lender pursuant to this Guaranty, Guarantors own the rights in each item of Collateral pledged by it hereunder free and clear of any and all liens or claims of others. No Guarantor has filed, or authorized any third party to file, a financing statement or other public notice with respect to all or any part of the Collateral on file or of record in any public office, except such as have been filed in favor of Lender pursuant to this Guaranty or as are permitted by the Loan Documents. No Guarantor will give control or possession of all or any part of the Collateral to any person other than Lender except as expressly permitted by the Loan Documents.

3.2 Validity of Security Interest. The security interest in and lien on the Collateral granted to Lender hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of Borrower’s obligations under the Loan Documents, and (b) a valid, enforceable, perfected first priority security interest in all the Collateral. The security interest and lien granted to Lender pursuant to this Guaranty in and on the Collateral will at all times constitute a valid, enforceable, perfected, continuing first priority security interest therein.

3.3 Defense of Claims; Transferability of Collateral. To the extent material to Guarantors’, whether individually or in the aggregate, financial condition, each Guarantor shall, at its own cost and expense, defend title to the Collateral and the security interests therein granted to Lender and the priority thereof required hereunder against all claims and demands of all persons at any time claiming any interest therein adverse to Lender. Except as required by applicable law, no Guarantor shall enter into any agreement or take any other action that would restrict the transferability of any of the Collateral, or otherwise impair or conflict with the Obligations or the rights of Lender hereunder.

3.4 Other Financing Statements. No Guarantor has filed, or authorized any third party to file, any valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral. So long as any of Borrower’s obligations under the Loan Documents remain unpaid and unperformed, no Guarantor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Collateral.

3.5 Chief Executive Office; Change of Name; Jurisdiction of Organization, etc. Each Guarantor shall, (i) unless it shall have given Lender not less than 30 days’ prior written notice, not change its name, identity, legal structure (whether by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization, place of business or, if more than one, chief executive office, or mailing address or organizational identification number; and (ii) take all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Lender’s security interest in the Collateral granted or intended to be granted hereunder, which in the case of any merger or other change in organizational structure shall include delivering a written notice upon completion of such merger or other change in organizational structure confirming the grant of the security interest under this Guaranty. Lender may rely on opinions of counsel as to whether any or all UCC financing statements of any Guarantor need to be amended as a result of any of the changes described in this Section 3.5. Lender shall not be liable or responsible to any party for any failure to maintain a valid, enforceable, perfected security interest with the priority required hereunder in any Guarantor’s property constituting Collateral. Lender shall have no duty to inquire about such changes, the parties acknowledging and agreeing that it would not be feasible or practical for Lender to search for information on such changes if such information is not provided by Guarantors.

3.6 Location of Inventory and Equipment. As of the date hereof, all Equipment and Inventory of Guarantors is located at the address of guarantor set forth in Section 7.3 hereof. Guarantor shall not move any Equipment or Inventory to any other location until (i) it shall have given Lender not less than 30 days’ prior written notice of its intention so to do, clearly describing such new location within the continental United States and providing such other information in connection therewith as Lender may reasonably request and (ii) with respect to such new location, each Guarantor shall have taken all action reasonably satisfactory to Lender to maintain the perfection and priority of the security interest of Lender in the Collateral intended to be granted hereby, including obtaining waivers of landlord’s or warehousemen’s and/or bailee’s liens with respect to such new location, if applicable, and if reasonably requested by Lender.

3.7 Corporate Names; Prior Transactions. Except as set forth on Schedule 3.7, no Guarantor has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation or acquired all or substantially all of the assets of any person, or acquired any of its property or assets out of the ordinary course of business.

3.8 Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Pledged Interests have been, and to the extent any Pledged Interests are hereafter issued such Pledged Interests will be, fully paid for, and there is no amount or other obligation owing by any Guarantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or any Guarantor’s status as a partner or a member of any issuer of the Pledged Interests.

3.9 Consents, etc. No consent of any party (including equityholders or creditors of any Guarantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the exercise by Lender of (i) the voting or other rights provided for in this Guaranty or (ii) the remedies in respect of the Collateral pursuant to this Guaranty. In the event that Lender desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Guaranty and determines it necessary to obtain any approvals or consents of any governmental authority or regulatory body or any other person therefor, then, upon the reasonable request of Lender, each Guarantor agrees to assist and aid Lender to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

3.10 Insurance. In the event that the proceeds of any insurance claim are paid after Lender has exercised its right to foreclose after an Event of Default, such proceeds shall be paid to Lender to satisfy any deficiency remaining after such foreclosure. Lender shall retain its interest in the insurance policies and coverages required to be maintained pursuant to the Loan Documents during any redemption period.

3.11 Payment of Taxes; Compliance with Legal Requirements; Contesting Liens; Charges. Each Guarantor may at its own expense contest the validity, amount or applicability of any taxes, assessments or other charges in good faith so long as (i) such contest would not expose Lender to any possible criminal liability or any civil liability for failure to comply with such obligations unless such Guarantor shall have furnished a bond or other security therefor satisfactory to Lender, and (ii) if at any time payment or performance of any obligation contested by such Guarantor pursuant to this Section 3.11 shall become necessary to prevent the imposition of remedies because of non-payment, such Guarantor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

3.12 Access to Collateral, Books and Records; Other Information. Each Guarantor shall permit representatives of Lender upon reasonable notice to visit and inspect any of its properties, including to conduct any environmental assessments, sampling, testing or monitoring of the Property, or assets and examine and make abstracts from any of its books and records (including insurance policies) at any reasonable time and upon reasonable notice. Each Guarantor shall, at any and all times, within a reasonable time after written request by Lender, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, additional information with respect to the Collateral.

3.13 Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Guarantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof or the other Loan Documents; provided, however, that such Guarantor shall not in any event exercise such rights in any manner that, at the time of exercise, such Guarantor should reasonably recognize will be disadvantageous to Lender in any material respect.

(ii) Each Guarantor shall be entitled to receive and retain, and to utilize free and clear of the lien hereof, any and all distributions, but only if and to the extent made in accordance with the provisions of the Loan Documents; provided, however, that any and all distributions consisting of rights or interests in the form of Securities Collateral shall promptly (and in any event within three Business Days after receipt thereof) be delivered to Lender to hold as Collateral and shall, if received by such Guarantor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Guarantor and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary or reasonably requested indorsement).

(b) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of any Guarantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 3.13(a)(i) shall cease, and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights until the applicable Event of Default is no longer continuing, in which case Lender’s rights under this Section 3.13(b)(i) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing.

(ii) All rights of any Guarantor to receive distributions that it would otherwise be authorized to receive and retain pursuant to Section 3.13(a)(ii) without further action shall cease and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to receive and hold as Collateral such distributions until the applicable Event of Default is no longer continuing, in which case Lender’s rights under this Section 3.13(b)(ii) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing.

(iii) Each Guarantor shall, at its sole cost and expense, from time to time execute and deliver to Lender appropriate instruments as Lender may reasonably request in order to permit Lender to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 3.13(b)(i) and to receive all distributions which it may be entitled to receive under Section 3.13(b)(ii).

(iv) All distributions received by any Guarantor contrary to the provisions of Section 3.13(b)(ii) shall be received in trust for the benefit of Lender, shall be segregated from the other funds of such Guarantor and shall immediately be paid over to Lender as Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

3.14 Organizational Documents. As of the date hereof, each Guarantor has delivered to Lender true, correct, and complete copies of its organizational documents, which are in full force and effect, have not as of the date hereof been amended or modified except as disclosed in writing to Lender, and there is no existing default by any party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default under any organizational document. No Guarantor will terminate or agree to terminate any of its organizational documents or make any amendment or modification to any of its organization documents without the prior written consent of Lender.

3.15 Default. As of the date hereof, no Guarantor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which any Guarantor is a party relating to the Securities Collateral, and no Guarantor is in violation of any other provisions of any such agreement to which any Guarantor is a party, or otherwise in default or violation thereunder. As of the date hereof, no Securities Collateral is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against any Guarantor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than organizational documents and certificates, if any, delivered to Lender) which evidence any Securities Collateral of any Guarantor.

3.16 Accounts. As of the time when each of its Accounts arises, each Guarantor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto are genuine and correct and in all material respects what they purport to be.

3.17 Maintenance of Records. Each Guarantor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Guarantor shall, at such Guarantor’s sole cost and expense, upon Lender’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to Lender or to its representatives (copies of which evidence and books and records may be retained by such Guarantor). Upon the occurrence and during the continuance of any Event of Default, Lender may transfer a full and complete copy of each Guarantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or Lender’s security interest therein without the consent of such Guarantor.

3.18 Legend. At the request of Lender and in form and manner reasonably satisfactory to Lender, at any time after the occurrence and during the continuance of any Event of Default, each Guarantor shall legend the Accounts and the other books, records and documents of such Guarantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to Lender and that Lender has a security interest therein.

3.19 Modification of Terms, etc. No Guarantor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business, or extend or renew any such obligations except in the ordinary course of business or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business, without the prior written consent of Lender. Each Guarantor shall use commercially reasonable efforts to timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.

3.20 Collection. Each Guarantor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business and consistent with prudent business practice (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that each Guarantor may, with respect to an Account, (i) abandon the Account if such Guarantor determines that the benefit of the collection effort will not be worth the cost or (ii) allow in the ordinary course of business (a) a refund or credit due as a result of returned or damaged or defective merchandise and (b) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Guarantor’s ordinary course of business consistent with its collection practices as in effect from time to time. Any costs and expenses (including reasonable attorneys’ fees) of collection incurred by Lender shall be paid by Guarantors.

3.21 Minimum Liquidity. Guarantors shall, collectively, maintain (i) a tangible net worth of (x) $2.5 million from the closing date of the Loan until the date that is the first anniversary of the closing date of the Loan, and (y) $5.0 million from and after the first anniversary of the closing date of the Loan and (ii) liquid assets of at least $2 million. Guarantor shall provide to Lender a certification of its current liquid assets no later than the first business day of each calendar month during the Term and Guarantor shall provide to Lender a certification of its current tangible net worth no later than the first business day of each calendar quarter during the Term.

3.22 Financial Statements. Comstock shall deliver to Lender: (i) each year within ninety (90) days after the close of its fiscal year, financial statements, prepared in accordance with generally accepted accounting principles consistently applied, certified as true and correct by an officer of Comstock, (ii) each year within thirty (30) days after the filing of same, a copy of Comstock’s federal income tax return or a copy of its notification to extend the time within which to file its federal income tax return and all schedules thereto, provided that in the event of such extension, Comstock provides Lender with a copy of the federal income tax return and all schedules thereto within thirty (30) days after the filing of same with the Internal Revenue Service, and (iii) promptly upon Lender’s request, such other financial information regarding Comstock as Lender may reasonably request from time to time.

3.23 Financial Condition. Each Guarantor hereby warrants and represents that as of the date hereof, there has been no material change in its financial condition from that reflected in the financial statements previously submitted to Lender, and since the date of the most recent statement the business, property and assets of such Guarantor have not been adversely affected in any way that would materially affect the ability of such Guarantor to perform its obligations hereunder.

3.24 Management and Control. Until such time as the Loan is fully repaid, without the prior written consent of Lender, there shall be no change in Control of any Guarantor by operation of law or otherwise. “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests in any

Guarantor or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Guarantor, whether through the ability to exercise voting power, by contract or otherwise.

Section 4. Rights of Lender.

4.1 Right to Receive Collateral Proceeds. If an Event of Default occurs and is continuing, Lender shall have the right to receive any and all income, distributions, proceeds, or other property received or paid in respect of the Collateral, and apply such money to the Obligations. If an Event of Default occurs and is continuing, Lender shall have the right to exercise, as if it were the absolute owner of the Securities Collateral (although it would not be the absolute owner until such time, if any, as it acquired the Securities Collateral in a disposition complying with the UCC), (i) all voting and all equity and other rights pertaining to the Securities Collateral; and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges, or options pertaining to the Securities Collateral including the right to exchange at its discretion any and all of the Securities Collateral upon the merger, consolidation, reorganization, recapitalization, or other fundamental change in the organizational structure of the issuer of such Securities Collateral.

4.2 Rights Not Contingent. The rights of Lender under this Guaranty shall not be conditioned or contingent upon the pursuit by Lender of any other right or remedy against Borrower or any Guarantor or against any other person that may be or become liable in respect of all or any part of the Obligations or the Loan, or against any other security for the Obligations or the Loan, any guarantee thereof or right of offset with respect thereto. Lender shall not be liable for any failure to demand, collect, or realize upon all or any part of the Collateral or for any delay in doing so, and shall not be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Guarantor or any other person or to take any other action with regard to the Collateral.

4.3 No Duty to Exercise. The powers conferred on Lender are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors or employees shall be responsible to any Guarantor for any act or failure to act hereunder, except for their respective gross negligence or willful misconduct.

4.4 Reimbursement of Expenses. If any Guarantor fails to perform or comply with any of its agreements contained in this Guaranty and Lender, as provided for by the terms of this Guaranty, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the Default Rate (as defined in the Note) if such expenses are not paid on demand, shall be payable by Guarantors to Lender on demand and shall constitute Obligations secured by the Collateral.

4.5 Acknowledgment. Each Guarantor acknowledges that, upon Lender’s realization of the Collateral, Lender or any other party succeeding to such Guarantor’s interest in the Securities Collateral would have the ability, directly or indirectly, to manage the affairs of the issuer of such Securities Collateral and to control the actions of such issuer.

Section 5. Remedies of Lender.

5.1 Generally. If an Event of Default occurs and is continuing, Lender may exercise, in addition to all other rights and remedies granted in this Guaranty and in any other Loan Document:

(a) All rights and remedies of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled at law or in equity, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner thereof (and each Guarantor agrees to take all such action as may be reasonably appropriate to give effect to such right).

(b) Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of any of the Collateral.

(c) Lender, in its discretion, may, in its name or in the name of any Guarantor or otherwise, demand, sue for, collect, direct payment of, or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(d) Lender, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon any Guarantor, Borrower, or any other person (all and each of which demands, presentments, protests, advertisements, notices, and other defenses are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more units, at public or private sale or sales, in the over-the-counter market; at any exchange, broker’s board, or office of Lender; or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk, provided all such sales or other actions are conducted in accordance with the UCC. Lender shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Borrower, which right or equity of redemption is hereby waived or released. Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as specified in Section 9-615 of the UCC, and only after such application and after the payment by Lender of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, shall Lender be required to account for the surplus, if any, to Guarantors. To the extent permitted by applicable law, each Guarantor waives all claims, damages, and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder, except for any claims, damages, and demands it may have against Lender arising from the willful misconduct, bad faith, or gross negligence of Lender (or its affiliates or their respective agents or employees) or actions in violation of the UCC. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.

(e) The rights, powers, privileges, and remedies of Lender under this Guaranty are cumulative, shall be in addition to all rights, powers, privileges, and remedies available to Lender at law or in equity, and may be exercised successively or concurrently without impairing the rights of Lender hereunder.

5.2 Admission of New Member to Borrower. If an Event of Default occurs and is continuing, whether or not the Pledged Interests in Borrower have been disposed of by Lender in the exercise of its remedies under this Guaranty, whether in a foreclosure sale or a retention of the Pledged Interests in Borrower in full or partial satisfaction of the Obligations in accordance with Section 9-620 of the UCC, each Guarantor and Borrower consent to the admission of Lender or its designee or nominee, or any other transferee of the Pledged Interests in Borrower, as a member of Borrower. Notwithstanding the previous sentence, the admission of Lender or its designee or nominee as a member of Borrower shall not itself constitute a disposition of the Pledged Interests in Borrower in compliance with the UCC or otherwise relieve Lender of its duties under the UCC.

5.3 Private Sales.

(a) Each Guarantor recognizes that Lender may be unable to effect a public sale of any or all of the Securities Collateral by reason of certain prohibitions contained in the Securities Act of 1933 (as amended) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales to a restricted group of purchasers that will be obliged to agree, among other things, to acquire the Securities Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Lender shall be under no obligation to delay a sale of any of the Securities Collateral for the period of time necessary to permit Borrower or any Guarantor to register the Securities Collateral for public sale under the Securities Act of 1933 (as amended) or under applicable state securities laws, even if the Borrower or such Guarantor would agree to do so.

(b) Each Guarantor shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Securities Collateral pursuant to this Section 5.3 valid and binding and in compliance with any and all other requirements of applicable law. Each Guarantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to Lender, that Lender has no adequate remedy at law with respect to such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against each Guarantor, and each Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Guaranty, or any defense relating to Lender’s willful misconduct, bad faith, or gross negligence or based upon actions by Lender in violation of the UCC.

(c) Lender shall not incur any liability as a result of the sale of any Collateral at any private sale conducted in a commercially reasonable manner. Each Guarantor hereby waives any claims against Lender arising by reason of the fact that the price for which any of the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Lender accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Lender has acted in a commercially reasonable manner in conducting such private sale.

(d) Each Guarantor agrees that Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any of the Collateral sold by Lender pursuant to this Guaranty. Lender, may, in its sole discretion, among other things, accept the first offer received or decide to approach or not to approach any potential purchasers.

Section 6. Attorney-In-Fact.

6.1 Appointment. Without limiting any rights or powers granted by this Guaranty to Lender, Lender is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of each Guarantor for the purpose of carrying out the provisions of this Guaranty and any other Loan Document and, following and during the continuance of an Event of Default, taking any action in connection therewith and executing any instruments that Lender may deem reasonably necessary or advisable to accomplish the purposes hereof including:

(a) To ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

(b) To receive, indorse, and collect any drafts or other instruments, documents, and chattel paper in connection with subsection (a).

(c) To file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral.

(d) To execute, in connection with any sale effected under this Guaranty, any indorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral. If so requested by Lender, the applicable Guarantor shall ratify and confirm any such sale or transfer by executing and delivering to Lender at such Guarantor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer, and releases as may be designated in any such request.

Section 7. Miscellaneous.

7.1 Acceleration of Obligations. At the option of Lender, with or without demand or notice, all or any part of the indebtedness due under the Loan Documents, and all or any part of Guarantors’ obligations hereunder, shall become due and payable immediately, irrespective of any agreed maturity, upon the occurrence of one or more of the following events, subject to all applicable notice, grace and/or cure periods contained in the Loan Documents: (a) failure of Borrower or any Guarantor to perform any obligation under or the occurrence of any default under any of the Loan Documents, which failure or default continues beyond any applicable notice and/or cure periods, if any; (b) default in the payment of any principal or interest of the indebtedness evidenced by the Note when due; (c) dissolution of any Guarantor, (d) a material adverse change in the financial condition of Borrower or any Guarantor from their respective financial condition as of the date of the Loan Documents; (e) the default by any Guarantor of any of the terms and conditions set forth herein; (f) the appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Security Property or Collateral or any part thereof, or of Borrower or any Guarantor, or any termination or voluntary suspension of the transaction of business of Borrower or any Guarantor, or any attachment, execution or other judicial seizure of all or any substantial portion of Borrower’s or any Guarantor’s assets which attachment, execution or seizure is not discharged within sixty (60) days; (g) Borrower or any Guarantor shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of, or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Borrower or any Guarantor, or for any part of the Security Property or Collateral, or any substantial part of Borrower’s or any Guarantor’s property, or shall make any general assignment for the benefit of Borrower’s or any Guarantor’s creditors, or shall fail generally to pay Borrower’s or any Guarantor’s debts as they become due, or shall take any action in furtherance of any of the foregoing; or (h) a court having jurisdiction shall enter a decree or order for relief in respect of Borrower or any Guarantor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Borrower or any Guarantor shall consent to, or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or any Guarantor, or for any part of the Security Property or Collateral or any substantial part of Borrower’s or any Guarantor’s property, or ordering the winding up or liquidation of the affairs of Borrower or any Guarantor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

7.2 Assignment. Lender may, without any notice whatsoever, sell, assign or transfer all of the indebtedness, obligations and liabilities of Borrower or any part thereof. In that event, each and every successive assignee, transferee or holder of all or any part of such indebtedness, obligation and liability shall have the right to enforce this Guaranty by suit or otherwise for its own benefit as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers, and benefits; provided, however, that Lender shall continue to have an unimpaired right to enforce this Guaranty for its benefit, as to so much of such indebtedness, obligations and liabilities that it has not sold, assigned or transferred.

7.3 Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, prepaid by Federal Express (or a comparable overnight delivery service), sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth as follows:

If to Lender, to:

BCL Eclipse, LLC

c/o SunBridge Manager, LLC

5425 Wisconsin Avenue, Suite 701

Chevy Chase, MD 20815

Attention: Timothy B. Peterson

with a copy to:

Arent Fox LLP

1050 Connecticut Avenue NW

Washington, DC 20036

Attention: Jay L. Halpern, Esq.

If to Guarantors, to:

Comstock Homebuilding Companies, Inc.

Comstock Emerald Farm, L.C.

c/o Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attention: Christopher Clemente, CEO

with a copy to:

Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attention: Jubal Thompson, General Counsel

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service), or (d) on the third (3rd) business day after the day on which it is deposited in the United States certified mail, return receipt requested. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this Section.

7.4 Amendment; Reinstatement. This Guaranty may not be changed, or any of its provisions waived, except by written agreement signed by the holder of the Note. This Guaranty shall be irrevocable and shall remain in full force and effect until all obligations guaranteed hereby have been performed, at which time this Guaranty shall become null and void. The liability of Guarantors hereunder shall be reinstated and revived and the rights of Lender shall continue if and to the extent that for any reason any payment by or on behalf of Borrower or any Guarantor is rescinded or must be otherwise restored by Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, provided, however, that if Lender chooses to contest any such matter at the request of any Guarantor, each Guarantor agrees to indemnify and hold Lender harmless with respect to all costs (including, without limitation, reasonable attorneys’ fees) of such litigation.

7.5. Costs of Enforcement. In the event this Guaranty is placed in the hands of an attorney for enforcement, whether suit be brought or not, Guarantors will reimburse the party seeking enforcement of all costs and expenses incurred, including, without limitation, reasonable attorneys’ fees.

7.6 Bind and Inure. This Guaranty shall inure to the benefit of and may be enforced by Lender and each subsequent holder from time to time of the Note, and shall be binding upon and enforceable against Guarantors and their respective successors and assigns.

7.7 Interpretation. All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

7.8 Severability. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not affect the validity or enforceability of the remaining provisions of this Guaranty.

7.9 Governing Law. This Guaranty shall be governed, construed and interpreted as to validity, enforcement and all other respects, in accordance with the laws of the Commonwealth of Virginia.

7.10. Entire Agreement. This writing is intended by the parties as a final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of this agreement. No course of dealing or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms or conditions set forth herein. There are no conditions to the full effectiveness of this Guaranty.

7.11 Waiver. Each Guarantor hereby waives all errors and omissions in connection with Lender’s administration of the Loan, except behavior which amounts to bad faith, willful misconduct or gross negligence.

7.12 Trial by Jury. Lender and each Guarantor irrevocably waives, to the maximum extent not prohibited by law, any right such Guarantor may now or hereafter have to a trial by jury with respect to any litigation directly or indirectly arising out of or in connection with this Guaranty or any of the Loan Documents to which such Guarantor is a party.

7.13 Jurisdiction; Venue. Each Guarantor irrevocably submits to jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Guaranty or any other Loan Documents. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that such Guarantor may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which each Guarantor is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable laws.

7.14 Sealed Instrument. This Guaranty is intended to be an instrument signed under seal.

[signatures on following page]

IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.

WITNESS:	GUARANTORS:

COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation

/s/ Jubal R. Thompson		By:	/s/ Christopher Clemente
Print Name: Jubal R. Thompson			Christopher Clemente

Print Title: General Counsel			Chief Executive Officer

[SEAL]

WITNESS:	COMSTOCK EMERALD FARM, L.C., a Virginia limited liability company

	By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

/s/ Jubal R. Thompson		By:	/s/ Christopher Clemente
Print Name: Jubal R. Thompson			Christopher Clemente

Chief Executive Officer

[SEAL]

EXHIBIT A

ENCUMBERED COLLATERAL

1. Restricted cash as reflected on Comstock’s quarterly financial statements, as adjusted from time to time

2. Unrestricted cash held in deposit accounts controlled by financial institutions that have extended credit to Comstock, or have extended credit to a Comstock affiliate with respect to which Comstock is a guarantor, in connection with ongoing or prospective projects

3. Leased Inventory, Equipment and Fixtures.

1

JOINDER

The undersigned hereby joins in the Guaranty, Pledge and Security Agreement dated July 12th, 2011 made by Comstock Homebuilding Companies, Inc. and Comstock Emerald Farm, L.C. to and for the benefit of BCL Eclipse, LLC (the “Guaranty”) effective as of the date that is the earliest of (i) the closing date of the loan in the maximum principal amount of $7 million from SunBridge Manager, LLC or its affiliate to the undersigned, (ii) the date the undersigned’s obligations under the Loan Agreement dated February 22, 2007 (as amended) to Guggenheim Corporate Funding, LLC are satisfied in full, and (iii) October 1, 2011 (the “Effective Date”). From and after the Effective Date, all references to Guarantor or Guarantors in the Guaranty shall include the undersigned.

In witness whereof, the undersigned has executed this Joinder as of July 12, 2011.

WITNESS:	COMSTOCK PENDERBROOK, L.C., a Virginia limited liability company

	By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

/s/ Kelly L. Wyche		By:	/s/ Christopher Clemente
Print Name: Kelly L. Wyche			Christopher Clemente

Chief Executive Officer

[SEAL]

1